UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	March 26, 2019
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor New York, New York 10118 (Address of principal executive offices)	10118 (Zip Code)
(646) 710-3417 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Form of Performance Stock Unit Award Agreement
On March 26, 2019, the Compensation Committee of the Board of Directors of Shutterstock, Inc. (the “Company”) approved a new form of performance-based stock unit award agreement (the “Form PSU Award Agreement”) under the Company’s Amended and Restated 2012 Omnibus Equity Incentive Plan (the “2012 Plan”) in relation to performance-based stock units (“PSU”) awards to its executive officers in 2019, as further described below. The Form PSU Award Agreement provides for the grant of performance stock units which generally vest at the end of the performance period specified therein, but only results in the issuance of shares if the Company achieves specified thresholds of Adjusted EBITDA (as described in the Form PSU Award Agreement) during such performance period. The exact number of shares issuable pursuant to the Form PSU Award Agreement depends on level of the Company’s performance against Adjusted EBITDA targets set by the Compensation Committee for the performance periods, and in general can range from 0 shares to 150% of the target number of shares subject to the PSUs, depending on the level of achievement of the Adjusted EBITDA targets.

The foregoing description is subject to, and qualified in its entirety by, the 2012 Plan, which was filed on February 27, 2015 with the Company’s Annual Report on Form 10-K as Exhibit 10.2 and is incorporated herein by reference, and the Form PSU Award Agreement, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

2019 Equity Awards
Based on the Compensation Committee’s review and, with respect to Mr. Oringer's grant, the recommendations of Aon Hewitt, its independent compensation consultant, the Compensation Committee determined to grant its executive officers equity awards, with a grant date of April 1, 2019, comprised of PSUs and time-based restricted stock units (“RSUs”), as set forth below:

Name	Total Value	Value of PSUs	Value of RSUs
Jon Oringer Chief Executive Officer	$4,500,000	$4,500,000	N/A

Steven Berns Co-Chief Operating Officer & Chief Financial Officer	$2,250,000	$1,500,000	$750,000

Stan Pavlovsky Co-Chief Operating Officer & Head of Strategic Operations	$2,250,000	$1,500,000	$750,000

Lisa Nadler Chief Human Resources Officer	$1,000,000	$600,000	$400,000

Lou Weiss Chief Marketing Officer	$1,000,000	$600,000	$400,000

Steve Ciardiello Chief Accounting Officer	$450,000	$225,000	$225,000
The number of shares subject to the PSU and RSU grants will be determined by dividing the cash value of the award by the average of the closing price for a share of the Company’s common stock during the 30 trading-day period ending on March 29, 2019 (the trading date immediately prior to the grant date), rounded down to the nearest whole number of shares.

PSUs
The awards of PSUs will be measured against performance goals set by the Compensation Committee for each year during a three-year performance period starting on January 1, 2019, and ending on December 31, 2021 (each fiscal year, an “Annual Performance Period”), and the number of shares of common stock of the Company that may eventually vest following the end of each Annual Performance Period, will be between 0% and 150% of an executive’s target shares, depending on his or her continued service with the Company and the extent to which the performance goals will have been achieved at the end of each Annual Performance Period.

For the PSUs granted in 2019, the Compensation Committee selected Adjusted EBITDA as the financial metric to be used for the performance targets. For each tranche of the PSU award that is eligible to vest on a vesting date, vesting is contingent on the Company achieving at least a threshold Adjusted EBITDA goal for the fiscal year prior to the fiscal year in which the vesting date occurs. The PSU payout opportunity ranges from 0 to 150% of target, based on performance and subject to continued employment. At the threshold performance level, 75% of target PSUs would pay out, and at or above the outstanding performance level, 150% of target PSUs would pay out.  If the threshold goal is not achieved in an applicable performance year, vesting of that tranche is delayed to the next scheduled vesting date for which the Adjusted EBITDA goal is achieved. Unvested awards from prior years may vest cumulatively on the scheduled vesting date for a future year within the three-year vesting period if the Adjusted EBITDA threshold for that year is achieved. If the Adjusted EBITDA threshold levels have not been met in any of the performance years by the end of the three-year period, any unvested PSUs will be forfeited.

The foregoing description of the 2019 PSU awards for the above-named executive officers is a summary and is qualified in its entirety by reference to the form of PSU Award Agreement, filed herewith as Exhibit 10.1, and the terms of which are incorporated herein by reference.

RSUs
The RSUs granted to our executive officers in 2019 vest in equal annual installments over three years, subject to the executive officer’s continued service with us. The 2019 RSU awards were granted under our 2012 Plan using the form of RSU award agreement previously filed by the Company with its Quarterly Report on Form 10-Q on November 4, 2016 as Exhibit 10.1. The foregoing description of the 2019 RSUs awards for the above-named executive officers is a summary and is qualified in its entirety by reference to the form of RSU award agreement previously filed, and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
10.1Form of Performance Stock Unit Award Agreement

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Performance Stock Unit Award Agreement

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: March 27, 2019	By:	/s/ Heidi Garfield
Heidi Garfield
VP, General Counsel and Corporate Secretary